EXHIBIT 10.48

MEMBERSHIP INTEREST PLEDGE AGREEMENT

MADE BY

ELDORADO RESORTS, LLC

a Nevada Limited Liability Company

in favor of

U.S. BANK NATIONAL ASSOCIATION

As Indenture Trustee and Collateral Agent

July 22, 2005

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is made as of July 22, 2005 by ELDORADO RESORTS LLC, a Nevada Limited Liability Company, with principal offices at 345 North Virginia Street, Reno, Nevada 89501 (the “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, with offices at c/o Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, as Indenture Trustee and Collateral Agent for the benefit of the Holders of the Notes under (and as defined in) the Indenture described below (“Secured Party”).

RECITALS

A. Eldorado Casino Shreveport Joint Venture, a Louisiana general partnership, acting under its prior name Hollywood Casino Shreveport (“Partnership”) and Shreveport Capital Corporation, a Louisiana corporation (“Capital”, and together with the Partnership, the “Original Issuers”), and certain Guarantors that are signatory to the Original Indenture entered into an Indenture dated as of August 10, 1999 (the “Original Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “ Original Trustee”), as trustee, for the holders of the Original Notes under the Original Indenture, pursuant to which the Original Issuers issued $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original Notes”).

B. On October 30, 2004, an order for relief was entered under Chapter 11 of the Bankruptcy Code against the Original Issuers and other related entities. Original Issuers’ administratively consolidated chapter 11 cases were heard in the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”), as chapter 11 case no. 04-13259. On July 7, 2005, the Bankruptcy Court entered its order confirming the Joint Plan of Reorganization of the Original Issuers, HCS-Golf Course LLC and the Bondholder Committee Proposed July 6, 2005 (the “Confirmation Order”). Also on July 7, 2005, the Bankruptcy Court entered its supplemental order attaching the omitted Exhibit A to the Confirmation Order (the “Supplemental Order”).

D. Pursuant to the Confirmation Order, Partnership and Capital are authorized to execute an Amended and Restated Indenture and new Notes to evidence the allowed claims of the Holders of the Original Notes, and to amend and restate certain collateral documents executed and delivered in respect of the Original Notes and the Original Indenture. The Confirmation Order further provides that the liens and security interests created by the original collateral documents and any new collateral grants given in respect of such amended and restated Original Indenture are and shall remain perfected first priority liens and security interests on all property of Pledgor described herein. The Confirmation Order further held that such first priority liens and security interests are and shall remain free and clear of the terms of the Pari Passu Intercreditor Agreement and the FF&E Intercreditor Agreement, each dated as of June 15, 2001, previously entered into by Original Trustee.

E. In connection with the reorganization and pursuant to the Confirmation Order, Partnership’s general partners have entered into a Fourth Amended and Restated Joint Venture

Agreement for Eldorado Casino Shreveport Joint Venture, dated as of July 21, 2005 pursuant to which Partnership changed its name to Eldorado Casino Shreveport Joint Venture. Trustee is successor by substitution to Original Trustee and in such capacity is Secured Party hereunder.

F. Partnership and Capital (collectively, the “Issuers”), have entered into an Amended and Restated Indenture dated as of July 21, 2005 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Indenture”) with the Trustee, pursuant to which the Issuers has issued $140,000,000 in the aggregate principal amount of 10% First Mortgage Notes due 2012 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Notes”), to evidence the Holders’ allowed claims in respect of the Original Notes.

G. Pursuant to the Confirmation Order, Eldorado Shreveport #1, LLC, a Nevada limited liability company (“Eldorado Partner #1”), Eldorado Shreveport #2, LLC, a Nevada limited liability company (“Eldorado Partner #2”), and Shreveport Gaming Holdings, Inc., a Delaware corporation (“Noteholder Partner”) (collectively, the “New Eldorado Shreveport Partners”) have executed and delivered a Fifth Amended and Restated Joint Venture Agreement for Eldorado Casino Shreveport Joint Venture (the “JV Agreement”), dated as of                     , 2005, pursuant to which the New Eldorado Shreveport Partners have been issued general partner interests in Debtor and the general partnership interests of original general partners HCS I, Inc. and HCS II, Inc. (“Exiting Partners”) have been cancelled.

H. Pledgor is a member of each of Eldorado Partner #1 and Eldorado Partner #2.

I. Secured Party has requested pursuant to the terms of the Indenture that Pledgor execute and deliver this Agreement, and Pledgor has agreed to enter into this Agreement.

J. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined Above or in the Indenture. As used in this Agreement, the terms defined herein shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the

Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Collateral” shall mean the following types or items of property, whether now owned or hereafter acquired:

(a) The securities of the Pledged Entities described or referred to in Exhibit A attached hereto and made a part hereof (as the same may hereafter be amended, supplemented or otherwise modified); and

(b) (i) all interests in, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase interest in, equity of the Pledged Entities; (ii) all certificates or instruments representing such additional interests, convertible or exchangeable securities, warrants, and other rights; (iii) except as otherwise provided herein, all proceeds, income and profits thereon, and all interest, dividends and other payments, property and distributions with respect thereto; (iv) all interests in the charter agreements of the Pledged Entities and all documentation and agreements ancillary thereto; (v) except as otherwise provided herein, all proceeds received or receivable by Pledgor, in immediately available United States Dollars, equity or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Pledged Entities and (v) except as otherwise provided herein, any proceeds of any of the foregoing.

(c) It is expressly contemplated that pursuant to clause (b) above, additional securities or other property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term “Collateral” as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto, and the proceeds and profits thereof.

“Event of Default” shall mean any event specified in Section 6.01 hereof.

“Obligations” shall mean: (i) the payment when due of indebtedness evidenced by the Notes in the aggregate principal sum of $140,000,000, interest as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all reasonable expenses, attorneys’ fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture, or the other Collateral Documents, and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

“Obligor” shall mean any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

“Pledged Entities” shall mean Eldorado Partner #1 and Eldorado Partner #2.

“Pledged Securities” shall mean all of the securities referred to in the definition of Collateral and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

ARTICLE II

SECURITY INTEREST

Section 2.01 Pledge. Pledgor hereby assigns, endorses, delivers, pledges, and grants to Secured Party, as collateral agent for the Holders of the Notes, a continuing security interest in, and Lien upon, the Collateral to secure the prompt and complete payment and performance of the Obligations and the performance by Pledgor of this Agreement. This security interest is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or any Obligor with respect to any of the Collateral, the Obligations or any transaction in connection therewith.

Section 2.02 Transfer of Collateral. The Pledged Securities are not now and shall not be certificated, nor shall the same be designated as “securities” under Article 8 of the Code. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral.

Section 2.03 Ratable Benefit of Holders of the Notes. Pledgor and Secured Party agree that the security interest and lien granted hereby are for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes. In this regard, Pledgor agrees that Secured Party is acting as collateral agent for the Holders of the Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

Section 3.01 Ownership of Collateral; Absence of Encumbrances and Restrictions. After giving effect to the use of proceeds of the Notes, Pledgor is, and in the case of Collateral acquired after the date hereof, will be, the legal and sole holder of record and the sole beneficial owner of the Collateral, free and clear of all Liens except for Permitted Liens, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party. All of the Pledged Securities are uncertificated. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Securities.

Section 3.02 No Required Consent. Except for such authorizations, consents and other actions as shall have been obtained and shall be in effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Pledgor of this

Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except for the filing of any appropriate financing statements) or (iv) except as may be required by applicable gaming laws or except as may be required in connection with the disposition of Collateral by federal and state securities laws or antitrust laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the exercise by Secured Party of its rights and remedies under this Agreement. Neither Pledgor nor any of its Subsidiaries has performed or will perform any acts which might prevent Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit Secured Party in any such enforcement. None of the Pledged Securities have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

Section 3.03 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable. The Pledged Securities constitute 100% of the issued and outstanding membership interests of the Pledged Entities held by Pledgor.

Section 3.04 First Priority Security Interest. This Agreement creates a valid security interest in the Collateral, subject to Permitted Liens, enforceable against Pledgor and all third parties and securing payment of the Obligations, except that (a) the enforceability of any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (b) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (c) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Upon the filing of the UCC-1 Financing Statement(s) attached to this Agreement as Exhibit B with the Secretary of State of the state of Nevada, Secured Party will have a first priority perfected security interest in the Collateral.

ARTICLE IV

COVENANTS AND AGREEMENTS

Pledgor will at all times comply with the covenants and agreements contained in this Article IV from the date hereof and for so long as any part of the Obligations are outstanding.

Section 4.01 Sale, Disposition or Encumbrance of Collateral. Except as may be permitted by the provisions hereof or of the Indenture, Pledgor will not in any way encumber any of its rights in or to any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party. Pledgor is not, and will not become, a party to or be otherwise bound by any agreement, other than this Agreement or as permitted by the Indenture, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities.

Section 4.02 Dividends or Distributions. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain free and clear of the Lien of this Agreement any and all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds made upon or with respect to the Collateral, which shall not constitute Collateral and may be used by Pledgor subject to the terms and conditions of the Indenture; provided, however, that any and all dividends paid or payable in securities of the Pledged Entities, including all securities convertible into any Collateral, and warrants, options or other rights to purchase equity interests, in any of the Pledged Entities, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement) any Collateral, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other Property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interests and principal payments, cash, instruments and other property and proceeds shall constitute Collateral and shall be paid or otherwise delivered to Secured Party. In the event that Pledgor is required by the provisions hereof or of the Indenture to pledge additional capital stock (including, without limitation, the capital stock of any newly acquired or formed Restricted Subsidiary of Pledgor) as collateral for the Obligations, then Pledgor and Secured Party shall execute an amendment to this Agreement attaching an amended, supplemented or modified Exhibit A hereto.

Section 4.03 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Upon reasonable notice during regular business hours and without undue interference with Pledgor’s business, Secured Party may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor’s records, files and the Collateral.

Section 4.04 Further Assurances. Upon the request of Secured Party, Pledgor shall (at Pledgor’s expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, the Pledged Entities of the Pledged Securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party’s interest in the Collateral or which are necessary to protect, enforce or otherwise effect Secured Party’s rights and remedies hereunder. To the extent that any Restricted Subsidiary of Pledgor is required to be designated a Pledged Entity, Exhibit A shall be hereafter amended, supplemented or modified in accordance with Section 4.02.

Section 4.05 Allonges. Pledgor shall furnish to Secured Party such allonges and other instruments as may reasonably be required by Secured Party to assure the transferability of the Collateral when and as often as may be reasonably requested by Secured Party.

Section 4.06 Rights to Sell.

(a) If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense: (i) use its commercially reasonable efforts to qualify the

Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as reasonably requested by Secured Party; and (ii) use its commercially reasonable best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(b) Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Holders of the Notes by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall be subject to a suit for specific performance of such covenants.

Section 4.07 Voting and Other Consensual Rights. Except to the extent otherwise provided in Section 6.06(d) hereof, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture or any other Collateral Document.

ARTICLE V

RIGHT, DUTIES, AND POWERS OF SECURED PARTY

Secured Party shall have the following rights, duties and powers:

Section 5.01 Discharge Encumbrances. After the occurrence and during, the continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party as provided in the Indenture.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (provided that set-off rights may not be exercised prior to the acceleration of the Notes). This Agreement is one of the Collateral Documents referred to in the Indenture, and all provisions of the Indenture that apply to Collateral Documents generally shall apply to this Agreement as if set forth herein at length.

Section 5.03 Disclaimer of Certain Duties.

(a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Except as may be required by the provisions of the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

Section 5.04 Modification of Obligations; Other Security. Except as specifically provided for in the Indenture, Pledgor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations, and (ii) to the fullest extent permitted by applicable law, any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor’s liability hereunder or on the Obligations, from time to time after the occurrence and during the continuance of an Event of Default, to (x) apply the Collateral in the manner permitted by this Agreement, and (y) after the occurrence and during the continuance of an Event of Default, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

Section 5.05 Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that, prior to taking ownership of the Collateral, Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an “Event of Default” occurs and is continuing under the Indenture.

Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to Pledgor:

(a) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for immediately available United States Dollars at such price as Secured Party may deem fair;

and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party’s rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Section 6.02 shall constitute disposition in a commercially reasonable manner.

(b) Apply proceeds of the disposition of the Collateral to the Obligations as provided by the Indenture. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Secured Party.

(c) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

(d) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

(e) Exercise all other rights and remedies permitted by law or in equity.

Section 6.03 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s reasonable discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor’s cost and expense, to take any action and to execute any assignment, certificate, financing statement, allonge, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party for any unpaid Obligations, including reasonable costs, charges and expenses incurred in the liquidation of Collateral and the same shall be immediately due and payable to Secured Party at Secured Party’s address set forth in the opening paragraph hereof.

Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06 Pledged Securities. Upon the occurrence and during the continuance of an Event of Default:

(a) All rights of Pledgor to receive the property which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such property, but Secured Party shall have no duty to receive and hold such property and shall not be responsible for any failure to do so or delay in so doing.

(b) All property which is received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Entities or upon the exercise by the Pledged Entities or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.07 hereof with respect to the Pledged Securities issued by the Pledged Entities shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.07 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

Section 6.08 Private Sale of Securities. Pledgor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Securities and that Secured Party may, therefore, determine to make one or more private sales of any such Securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonably manner and that Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit Pledgor to register such Securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”). Pledgor further acknowledges and agrees that any offer to sell such Securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act and that Secured Party may, in such event, bid for the purchase of such Securities.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

Section 7.02 Amendments and Waivers. Secured Party’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party and the Holders of the Notes agree to a waiver of any provision hereunder, as provided by the Indenture, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party’s other rights or of Pledgor’s obligations hereunder. This Agreement may be amended only by an instrument in writing in the manner set forth in the Indenture and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor or such other Person as may be required by a Governmental Authority such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Holders of the Notes shall have any liability for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

Section 7.04 Gaming Authority. Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the requirements of any applicable Gaming Authority.

Section 7.05 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York, including without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

Section 7.06 Continuing Security Agreement.

(a) Except as may be expressly applicable pursuant to Section 9-620 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 6.06(d) hereof or any other action taken or inaction pursuant to Section 6.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in Section 7.06(b) hereof.

(b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.07 hereof.

Section 7.07 Termination. The grant of a security interest hereunder and all of Secured Party’s rights, powers and remedies in connection therewith shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the payment in full in immediately available United States Dollars of (a) the Notes under the terms of the Indenture and (b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents; provided, however, that after receipt from Pledgor by Secured Party of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of the Collateral not prohibited by the Indenture (and upon receipt by Secured Party of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to Secured Party under the Indenture), such Collateral shall be released from the Lien and security interest created hereunder in accordance with the provisions of the Indenture and no longer constitute Collateral. Notwithstanding the foregoing, the provisions of Section 7.06(b) hereof shall survive the termination of this Agreement.

Section 7.08 Release. Subject to the provisions of Section 7.06(b) hereof, this Agreement shall terminate upon payment in full in immediately available United States Dollars of (a) the Notes under the terms of the Indenture and (b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents. At such time, Secured Party shall, at the request of Pledgor, reassign and redeliver to Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms of the Indenture or the Collateral Documents. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party, except as to the absence of any prior assignments by Secured Party of its interest in the Collateral, and shall be at the expense of Pledgor.

Section 7.09 Counterparts, Effectiveness. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.10 Interpretation of Agreement. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

Section 7.11 Rights of Holders. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that, nothing in this Section 7.11 shall limit any rights granted to Secured Party under the Notes, the Indenture or the Collateral Documents.

Section 7.12 No Personal Liability of Directors, Officer, Employees, and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of Pledgor, as such or any successor Person, as such, shall have any liability for any obligations of Pledgor under this Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation.

Section 7.13 Trustee. U.S. BANK NATIONAL ASSOCIATION is acting hereunder solely in its capacity as Trustee and collateral agent under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Secured Party’s actions hereunder. To the extent this Agreement contemplates payments by Secured Party, the Trustee shall have no liability therefor.

Section 7.14 Gaming Laws and Regulations. To the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41, et seq., and the Louisiana Gaming Control Law, La. R.S. 27:1, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Gaming License held by Eldorado Casino Shreveport is not part of the Collateral of this Agreement and, under the above described legislation and rules promulgated thereunder, the Secured Party may be precluded from or otherwise limited in taking possession of or in selling the Collateral of this Agreement under the defaults and remedies provisions of this Agreement. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this Stock Pledge Agreement to be executed as of the date first above written.

PLEDGOR:

Eldorado Resorts LLC a Nevada limited liability company

By:	Recreational Enterprises, Inc.
Its Managing Member

By:	/s/ Donald L. Carano
Donald L. Carano, President

[SIGNATURE PAGE TO MEMBER PLEDGE AGREEMENT]

EXHIBIT A

PLEDGED SECURITIES

Name of Pledged Entity	Class of Interest	Certificate No.	Percentage of Outstanding Equity Pledged
Eldorado Shreveport #1	Membership Interest (100 Units)	Uncertificated	100%

Eldorado Shreveport #2	Membership Interest (100 Units)	Uncertificated	100%

ACKNOWLEDGMENT OF ELDORADO SHREVEPORT #1, LLC and ELDORADO

SHREVEPORT #1, LLC

The undersigned hereby:

(a) acknowledge receipt of a copy of the foregoing Member Interest Pledge Agreement (the “Agreement”) and that such receipt constitutes notice to it of the Pledgor’s authorization and direction to it to comply with the terms and provisions hereof and of the Agreement, and accepts, consents to, confirms and agrees to be bound by such terms and provisions;

(b) acknowledges that, pursuant to the Agreement, the Pledgor has pledged and assigned to Secured Party, and granted to Secured Party a continuing first-priority security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Collateral, and hereby consents to such assignment;

(c) agrees, upon notice from Secured Party, to make direct payment to Secured Party of any amounts due or to become due to the Pledgor in respect of the Collateral, and to do every act and thing necessary or appropriate to carry out the terms and provisions hereof and of the Agreement, and agrees to make no payments or distributions contrary to such terms and provisions; and

(d) waives notice of acceptance of the Agreement by Secured Party.

DELIVERED on July 22, 2005.

ELDORADO SHREVEPORT #1, LLC,
a Nevada limited liability company

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Manager

ELDORADO SHREVEPORT #2, LLC, a Nevada limited liability company

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Manager